UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2009

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company’s Board of Directors recently approved changes to its committee structure and corporate governance guidelines in order to further enhance its corporate governance practices. Specifically, the Board revised its Executive Committee as a Finance Committee and revised its corporate governance guidelines to reduce the matters that may be acted upon by committees as opposed to the full Board.

The amended and restated Fifth Third Bancorp Corporate Governance Guidelines as well as the Charter of the Finance Committee are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. These documents will also be available on the Company’s website at www.53.com.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Fifth Third Bancorp Corporate Governance Guidelines, as amended and restated.

Exhibit 99.2 – Charter of the Finance Joint Committee of the Board of Directors of Fifth Third Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

January 20, 2009	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and General Counsel